UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Maxim Integrated Products, Inc.

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*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on November 13, 2013. Meeting Information             MAXIM INTEGRATED PRODUCTS, INC. Meeting Type:   Annual Meeting For holders as of:   September 19, 2013 Date:    November 13, 2013   Time:  10:00 AM Location:   Maxim Integrated Products, Inc.    Event Center    160 Rio Robles    San Jose, California 95134 MAXIM INTEGRATEDPRODUCTS, INC. ATTN: MARK CASPER 160 RIO ROBLES SAN JOSE, CA 95134 You are receiving this communication because you hold shares in the company named above.
This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. See the reverse side of this notice to obtain proxy materials and voting instructions. M62687-P43193

How to Access the Proxy Materials Before You Vote     Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENT            ANNUAL REPORT ON FORM 10-K How to View Online:
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How To Vote    Please Choose One of the Following Voting Methods Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. M62688-P43193

Voting Items The Board of Directors recommends you vote FOR all of the nominees listed below and FOR proposals 2 through 5: 1. To elect seven members of the board of directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified. The seven director nominees are as follows:

01)	Tunc Doluca	05)	Robert E. Grady
02)	B. Kipling Hagopian	06)	William D. Watkins
03)	James R. Bergman	07)	A. R. Frank Wazzan
04)	Joseph R. Bronson

2. To ratify the appointment of Deloitte & Touche LLP as Maxim Integrated’s independent registered public accounting firm for the fiscal year ending June 28, 2014.
3. To ratify and approve an amendment to Maxim Integrated’s 2008 Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder by 2,000,000 shares.
4. To ratify and approve an amendment to Maxim Integrated’s 1996 Stock Incentive Plan (the “Plan”) to increase the number of shares available for issuance thereunder by 6,000,000 shares.
5. Advisory vote on Executive Compensation.
M62689-P43193

M62690-P43193

October 1, 2013

Dear Maxim Integrated Stockholders:

I am pleased to provide you with the enclosed Proxy Statement for our 2013 Annual Meeting and Annual Report on Form 10-K for our fiscal year ended June 29, 2013. I am very proud of our accomplishments in fiscal 2013.

First, revenues were approximately $2.4 billion, and approximately the same as fiscal year 2012, in a challenging environment.

Second, we maintained stable gross margins within our long-term target range driven by increasing analog integration as well as our flexible manufacturing model.

Third, we delivered on our commitment of returning cash to stockholders in the form of dividends and share repurchases as we returned to shareholders approximately 27% of revenue during fiscal year 2013. We also recently increased the quarterly dividend by 8% reflecting both confidence in the business model and ability to generate sufficient cash throughout economic cycles.

Last, but not least, we successfully launched a new brand for our company which emphasizes our strategy of integration. We continue to be a leader in analog integration as revenue from our high-integration products now represents approximately 50% of our total revenue.

As described in our Proxy Statement, we are asking for your continued support of our equity compensation plans through approval of modest share increases to our 2008 Employee Stock Purchase Plan and our 1996 Stock Incentive Plan. We have an extremely talented and dedicated workforce, and the share increases are critically important for recruitment and retention. Awards under these Plans also provide appropriate incentives for our employees to deliver superior results for our stockholders. I urge you to vote in favor of these Proposals as set forth in our Proxy Statement.

Thank you for your continuing support, and we look forward to seeing you at the Annual Meeting.

Sincerely,

Tunç Doluca
President and Chief Executive Officer
Maxim Integrated